EXHIBIT 3.2

[MINNESOTA STATE SEAL]	State of Minnesota Office of the Secretary of State AMENDMENT OF ARTICLES OF INCORPORATION

> READ INSTRUCTIONS AT BOTTOM OF PAGE BEFORE COMPLETING THIS FORM

CORPORATE NAME Flexsteel Industries, Inc.

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date no later than 30 days after filing with the Secretary of State, in this box:

N/A

The following amendments of articles or modifications to the statutory requirements regulating the above corporation were adopted: (Insert full text of newly amended or modified article(s) indicating which article(s) is/are being amended or added. If the full text of the amendment will not fit in the space provided, please do not use this form. Instead, retype the amendment on a separate sheet or sheets using this format.)

V Subsection A

ARTICLE ________

The Restated Articles of Incorporation are hereby amended by deleting in Article V Subsection A the wording “The number of directors shall be set by the Board but shall not be less than three (3) nor more than ten (10).” with the following language. “The number of directors shall be set by the Board but shall not be less than three (3) nor more than eleven (11).”

This amendment has been approved pursuant to chapter 302A. Minnesota Statutes.

I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

/S/ R. J. Klosterman
(Signature of Authorized Person)

R. J. Klosterman, Treasurer

INSTRUCTIONS

1.    Type or print with dark black ink.

2.    Filing fee: $35.00.

3.    Make check payable to Secretary of State.

4.    Mail or bring completed forms to:

Secretary of State

Business Services Division

180 State Office Building

Saint Paul, MN 55155

(612) 296-2803

SC 9175 03 (9/88)

FOR USE BY THE SECRETARY OF STATE [STATE OF MINNESOTA DEPARTMENT OF STATE FILED JAN 15 1993 /s/ Joan Anderson Growe Secretary of State ]